                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material under Rule 14a-12.

                          FIRST NORTHERN CAPITAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              Filed by Registrant
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                          FIRST NORTHERN CAPITAL CORP.
                             201 North Monroe Avenue
                                 P.O. Box 23100
                         Green Bay, Wisconsin 54305-3100
                                 (920) 437-7101

                                                                  March 22, 2000

Dear Stockholder:

         You are cordially invited to attend First Northern Capital Corp.'s 2000 Annual Meeting of Stockholders, which will be held at the Holiday Inn City Centre, 200 Main Street, Green Bay, Wisconsin at 10:00 a.m. on Wednesday, April 26, 2000.

         First Northern's Notice of Annual Meeting of Stockholders and Proxy Statement describes the business to be conducted at the Annual Meeting. If you plan to attend the Annual Meeting, please return the enclosed reply form.

         A copy of First Northern's Summary Annual Report is enclosed and a copy of the Annual Report on Form 10-K for the year ended December 31, 1999 is attached to the Proxy Statement.

         YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting we urge you to MARK, SIGN, DATE AND RETURN YOUR PROXY FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. This will not prevent you from voting in person at the meeting, but will ensure that your shares will be represented if you are unable to attend.

         As we previously announced, we have signed a merger agreement with Mutual Savings Bank which provides for the acquisition of First Northern by Mutual, upon the terms and subject to the conditions of the merger agreement, for an acquisition price of $15 per First Northern share. Completion of the merger will involve a number of steps and is subject to the satisfaction of certain conditions set forth in the merger agreement, including approval by the stockholders of First Northern and applicable regulatory approvals. We are very excited about this transaction, which will be submitted for your approval at a special meeting of stockholders in the future. You will be receiving further information about the merger in a proxy statement/prospectus to be filed with the SEC and, when finalized, mailed to First Northern stockholders. You are urged to read it carefully when you receive it.

                                       Sincerely,

                                       FIRST NORTHERN CAPITAL CORP.


                                       /s/ Michael D. Meeuwsen
                                       Michael D. Meeuwsen
                                       President and Chief Executive Officer

                          FIRST NORTHERN CAPITAL CORP.

                             201 North Monroe Avenue
                                 P.O. Box 23100
                         Green Bay, Wisconsin 54305-3100
                                 (920) 437-7101
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 2000
                          -----------------------------

To the Stockholders of First Northern Capital Corp.:

    The 2000 Annual Meeting of Stockholders of First Northern Capital Corp. ("First Northern") will be held on Wednesday, April 26, 2000, at 10:00 a.m., Central Time, at the Holiday Inn City Centre, 200 Main Street, Green Bay, Wisconsin (the "Annual Meeting") for the following purposes:

    (1)  To elect a class of two directors to serve for terms expiring in 2003;
         and

    (2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on February 25, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

    Your attention is called to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the Annual Meeting.

                                       By Order of the Board of Directors


                                       /s/ Marla J. Carr
                                       Marla J. Carr
                                       Vice President and Secretary

Green Bay, Wisconsin
March 22, 2000

                             YOUR VOTE IS IMPORTANT

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE INDICATE YOUR VOTING DIRECTIONS, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY, WHICH IS SOLICITED BY THE FIRST NORTHERN BOARD OF DIRECTORS, USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

                                 PROXY STATEMENT

                          FIRST NORTHERN CAPITAL CORP.

                             201 NORTH MONROE AVENUE
                                 P.O. BOX 23100
                         GREEN BAY, WISCONSIN 54305-3100
                                 (920) 437-7101
                             ----------------------

                             SOLICITATION AND VOTING

    This Proxy Statement and accompanying proxy are furnished to the stockholders of First Northern Capital Corp. ("First Northern" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of First Northern for use at the annual meeting of First Northern stockholders on Wednesday, April 26, 2000 (the "Annual Meeting"), and at any adjournment thereof. The 1999 Annual Report on Form 10-K (the "10-K"), which accompanies this Proxy Statement, contains financial statements and certain other information concerning First Northern. The 10-K and such financial statements are neither a part of this Proxy Statement nor are incorporated herein by reference. The proxy material and 10-K are being mailed to stockholders commencing on or about March 22, 2000.

    On December 20, 1995, First Northern Savings Bank, S.A. (the "Savings
Bank") reorganized into a unitary savings and loan holding company structure (the "Reorganization"), becoming a wholly owned subsidiary of First Northern. In the Reorganization, the holders of all the outstanding stock of the Savings Bank acquired the same proportionate ownership interest in First Northern as they had held in the Savings Bank. The consolidated capital, assets, liabilities, income and other financial data of First Northern immediately following the Reorganization were substantially the same as those of the Savings Bank immediately prior to consummation of the Reorganization. All references herein to First Northern for any date or period prior to consummation of the Reorganization refer to the Savings Bank.

    The Board of Directors has fixed the close of business on February 25, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only holders of record of Common Stock, $1.00 par value per share (the "Common Stock"), the only class of voting stock of First Northern outstanding, on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. At the Record Date, there were 8,586,308 shares of Common Stock outstanding. All share and per share data in this Proxy Statement prior to August 18, 1997 have been adjusted to reflect the two-for-one stock split effected August 18, 1997.

    Any stockholder entitled to vote at the Annual Meeting may vote either in person or by a properly executed proxy. Shares represented by properly executed proxies received by First Northern will be voted at the Annual Meeting, or any adjournment thereof, in accordance with the terms of such proxies, unless revoked. If no voting instructions are given on a properly executed proxy, the shares will be voted FOR the election of management's director nominees.

    If a stockholder is a participant in First Northern's Dividend Reinvestment Plan (the "DRIP") or owns shares through investments in the First Northern Common Stock Fund (the "Stock Fund") of the Savings Bank's 401(k) Savings Plan (the "Savings Plan"), the proxy will serve as voting instructions for the participant's shares held in those plans. Shares of plan participants will be voted by the administrator of the DRIP and the trustees of the Savings Plan in accordance with such respective participants' voting instructions. If a participant in the DRIP does not return a proxy, the administrator of the DRIP will not vote such participant's shares held in the DRIP. If a participant in the Stock Fund of the Savings Plan does not return a proxy, the trustees of the Savings Plan will vote such participant's shares held in the Stock Fund in the same proportion that all shares in the Stock Fund for which voting instructions have been received are voted.

    A proxy may be revoked by a stockholder at any time prior to the voting thereof by filing a written notice of revocation with the Secretary of First Northern, by delivering a properly executed proxy bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

    A majority of the votes entitled to be cast by the shares entitled to vote, represented in person or by proxy, will constitute a quorum of stockholders at the Annual Meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for purposes of establishing a quorum. A plurality of the votes cast at the Annual Meeting by the holders of shares of Common Stock entitled to vote is required for the election of directors (i.e., the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting). With respect to the election of directors, any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. The Inspectors of Election appointed by the Board of Directors will count the votes and ballots at the Annual Meeting.

    Expenses in connection with the solicitation of proxies will be paid by First Northern. Proxies will be solicited principally by mail, but may also be solicited by the directors, officers and other employees of First Northern in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will receive no compensation therefor in addition to their regular compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, dealers, banks, or their nominees, who hold Common Stock on behalf of another will be asked to send proxy material and related documents to the beneficial owners of such stock, and First Northern will reimburse such persons for their reasonable expenses.

    The Board of Directors of First Northern knows of no matters to be acted upon at the Annual Meeting other than as set forth in the Notice of such Annual Meeting as attached to this Proxy Statement. The Bylaws set forth certain requirements that must be followed should a stockholder wish to propose any floor nominations for director or floor proposals at annual or special meetings of stockholders. In the case of annual meetings, the Bylaws state that a notice containing certain specified information must be delivered to the Secretary of First Northern not less than 70 days or more than 100 days prior to the scheduled date of such meeting. No such notices have been received by First Northern. If any other matters properly come before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the proxy to vote such proxies in accordance with their best judgment on such matters.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The table below sets forth information regarding the beneficial ownership of First Northern Common Stock by each person known by the Corporation to beneficially own more than 5% of the outstanding shares of Common Stock, by each director and nominee for director, by each executive officer named in the Summary Compensation Table below and by all directors and executive officers of First Northern as a group. Amounts are as of the Record Date for nominees for director, directors, and executive officers. Amounts for the 5% stockholder are as of the date such stockholder reported such holdings in a filing under the Securities Exchange Act of 1934 (the "Exchange Act").

                                                     NUMBER OF SHARES AND
                  NAME OF                            NATURE OF BENEFICIAL                       PERCENT
              BENEFICIAL OWNER                         OWNERSHIP (1)(2)                        OF CLASS
              ----------------                       --------------------                      --------
         Dimensional Fund Advisors Inc.....................499,000(3)                           5.81%
         1299 Ocean Avenue, 11th Floor
         Santa Monica, California  90401


                                                     NUMBER OF SHARES AND
                  NAME OF                            NATURE OF BENEFICIAL                       PERCENT
              BENEFICIAL OWNER                         OWNERSHIP (1)(2)                        OF CLASS
              ----------------                       --------------------                      --------
         Richard E. Aicher.................................106,128(4)                           1.23
         Rick B. Colberg...................................126,413(5)                           1.46
         Howard M. Frankenthal.............................286,781(6)                           3.33
         Thomas J. Lopina, Sr...............................58,598(7)                           0.68
         Michael D. Meeuwsen ..............................250,979(8)                           2.88
         Robert B. Olson....................................82,410(9)                           0.96
         Richard C. Smits.................................116,926(10)                           1.36
         John E. Steinbrecker.............................161,060(11)                           1.87
         J. Gus Swoboda....................................46,629(12)                           0.54
         Steven L. Wilmet.................................118,721(13)                           1.38
         All directors and executive officers
          as a group (12 persons).......................1,750,918(14)                          19.27

----------------

(1) Unless otherwise noted, the specified persons have sole voting and dispositive power as to the shares indicated.
(2) Includes unissued shares deemed to be beneficially owned by the named persons pursuant to unexercised stock options which may be exercised within 60 days of the Record Date. Each person holds the following number of option shares which are deemed to be beneficially owned:
         Mr. Aicher--57,133; Mr. Colberg--57,133; Mr. Frankenthal--28,800; Mr. Lopina--21,600; Mr. Meeuwsen--124,666; Mr. Olson--7,200; Mr.
         Smits--3,600; Mr. Steinbrecker-42,333; Mr. Swoboda--25,200; and Mr. Wilmet--32,333. All directors and executive officers as a group hold options for 498,564 shares which are deemed to be beneficially owned.
(3) Based upon Schedule 13G under the Exchange Act dated February 4, 2000. Dimensional Fund Advisors Inc. has indicated that it has sole voting and dispositive power with respect to 499,000 shares of First Northern Common Stock.
(4) Includes 37,564 shares as to which voting and investment power is shared.
(5) Includes 54,815 shares as to which voting and investment power is shared.
(6) Includes 56,600 shares held by Frankenthal International, Ltd. Pension and Profit Sharing Trust, under which Mr. Frankenthal serves is the sole beneficiary. Includes 6,000 shares held by Mr. Frankenthal's wife, as to which he disclaims beneficial ownership.
(7) Includes 4,450 shares held by Mr. Lopina's wife as custodian for a son and 6,400 shares held by Mr. Lopina's wife directly, all as to which voting and investment power is shared.
(8) Includes 83,958 shares as to which voting and investment power is shared.
(9) Includes 75,210 shares as to which voting and investment power is shared.
(10) Includes 85,424 shares as to which voting and investment power is shared.
(11) Includes 700 shares held in a trust and 3,308 shares as to which voting and investment power is shared.
(12) Includes 20,729 shares held by Mr. Swoboda's wife, as to which voting and investment power is shared, and 700 additional shares as to which Mr. Swoboda shares voting and investment power.
(13) Includes 57,680 shares as to which voting and investment power is shared.
(14) Includes 448,307 shares as to which voting and investment power is shared and 339,946 shares held by the Savings Plan wherein the voting of such shares and their disposition in a tender offer is directed by the participants but the trustees (who are Messrs. Meeuwsen and Colberg and one other executive officer of First Northern) have the power of disposition in all other circumstances.

    The above beneficial ownership information is based on data furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.

MERGER AGREEMENT WITH MUTUAL SAVINGS BANK

    As previously reported, on February 21, 2000, First Northern entered into a merger agreement with Mutual Savings Bank, a Wisconsin-chartered mutual savings bank. The merger agreement provides for the acquisition of First Northern by Mutual through a merger of First Northern with and into a subsidiary of Mutual, which will be the surviving corporation. Subject to the terms and conditions of the merger agreement, at the time of the merger, each outstanding share of First Northern Common Stock will be converted into the right to receive cash, shares of common stock of the surviving corporation or a combination of cash and shares of the surviving corporation, and the Savings Bank would become a subsidiary of the surviving corporation. In connection with the merger agreement, First Northern granted to Mutual an option to purchase up to 1,708,675 shares of First Northern Common Stock, which equals 19.9% of the number of shares of First Northern Common Stock outstanding on February 21, 2000, at an exercise price of $9.0375 per share. The option would become exercisable under certain circumstances if First Northern becomes the subject of a third-party proposal for a competing transaction. As noted in the letter to stockholders accompanying this Proxy Statement, stockholders will be receiving further information about the proposed transaction at the appropriate time in connection with a special meeting of stockholders to consider and vote upon the proposed transaction.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

    The Bylaws provide that the number of directors of First Northern shall be determined by the Board of Directors and that the directors shall be divided into three classes as nearly equal in number as possible. Currently, the number of directors is fixed at six, divided into three classes of two directors. At each annual meeting the term of office of one class of directors expires and a class of directors is elected to serve for a term of three years or until their successors are elected and qualify.

    Messrs. Thomas J. Lopina, Sr. and Robert B. Olson, the directors whose present terms expire at the Annual Meeting, are being nominated for re-election as directors for terms expiring in 2003. Shares represented by proxies received from stockholders will be voted for the election of Messrs. Lopina and Olson unless otherwise specified by such stockholders.

    Information regarding the nominees and the directors whose terms continue is set forth in the following table. If any of the nominees should decline or be unable to act as a director, an eventuality which is not foreseen, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW.

                                                   PRINCIPAL OCCUPATION
                                                        AND BUSINESS                        DIRECTOR
            NAME AND AGE                                EXPERIENCE (1)                      SINCE (2)
            ------------                           -------------------                      ---------
                                       Nominees for Terms Expiring in 2003

Thomas J. Lopina, Sr.................  Associate, Spectrum Solutions, Inc., Oshkosh,            1979
62 (3)(4)                              Wisconsin--a small business consulting firm.
                                       Prior to October, 1997, President, Chief
                                       Executive Officer and Director of Ingersoll
                                       Equipment Co., Inc., Winneconne, Wisconsin--a
                                       manufacturer of outdoor power equipment.

Robert B. Olson......................  Vice President of Manufacturing Operations,              1997
62 (3)(4)(5)                           Little Rapids Corporation, Green Bay,
                                       Wisconsin -- a specialty paper producer.
                                       From 1982 to 1994, Director of Prime Federal
                                       Bank, FSB ("Prime Federal"), which was merged
                                       into the Savings Bank in 1994.

                                       Continuing Directors-Terms Expiring in 2002

Howard M. Frankenthal................  President and Director, Frankenthal                      1988
46 (5)(6)                              International, Ltd., Mequon, Wisconsin--a
                                       meat wholesaler.

Richard C. Smits.....................  Retired; formerly Executive Vice President               1994
61 (5)(6)(7)                           and Chief Operating Officer of First Northern
                                       and the Savings Bank from 1994 to 1997. From
                                       1992 to 1994, President and Chief Executive
                                       Officer of Prime Federal.

                                       Continuing Directors-Terms Expiring in 2001

Michael D. Meeuwsen..................  President and Chief Executive Officer                    1988
46                                     of First Northern and the Savings Bank.

J. Gus Swoboda.......................  Retired; prior to July, 1997, Senior Vice                1987
65 (3)(4)(6)(8)                        President, Human and Corporate Development,
                                       Wisconsin Public Service Corporation, Green
                                       Bay, Wisconsin--an electric and gas
                                       utility company.

-----------------

(1) Unless otherwise noted, all directors have been employed in their respective principal occupations listed for at least the past five years. Mr. Meeuwsen was elected an executive officer of First Northern upon its formation in August 1995.
(2) Indicates date when director was first elected to the Board of the Savings Bank. The directors of First Northern also comprise the Board of Directors of the Savings Bank.

(3)      Member of the Compensation Committee, of which Mr. Lopina is
         Chairman. The Compensation Committee held three meetings in 1999. The Compensation Committee establishes and reviews: compensation policy; salaries, bonuses and benefits for all employees, including determinations with respect to stock options; and personnel policies and procedures.
(4) Member of the Loan Committee of which Mr. Olson is Chairman. The Loan Committee held eleven meetings in 1999. The Loan Committee reviews and approves secured commercial loans in excess of $500,000 and unsecured commercial loans in excess of $200,000, mortgage loans in excess of $500,000, and consumer loans in excess of $250,000.
(5) Member of the Audit Committee, of which Mr. Frankenthal is Chairman. The Audit Committee held three meetings in 1999. The Audit Committee's functions include meeting with First Northern's independent auditors and making recommendations to the Board of Directors regarding the engagement or retention of independent public accountants, adequacy of internal controls, adoption of accounting methods and procedures, public disclosures required for compliance with securities laws and other matters relating to First Northern's financial accounting and reporting. Both the internal auditor and independent auditors meet periodically with the Audit Committee and have access to the Audit Committee.
(6) Member of the Executive Committee, of which Mr. Swoboda, who is Chairman of the Board of First Northern, is Chairman. The Executive Committee held five meetings in 1999. The Executive Committee is authorized to exercise the power of the Board of Directors in the management of the business and affairs of First Northern when the Board is not in session, except for those powers which are non-delegable by law or have been delegated to other committees. In addition, any Board member can be an alternate member of the Executive Committee to establish a quorum.
(7) Prior to joining First Northern's Board, Mr. Smits had been a director of Prime Federal since 1986.
(8) Mr. Swoboda is a director of American Medical Security Group, Inc., a health and life insurance company.

    The Nominating Committee is comprised of the entire Board of Directors. The Nominating Committee held one meeting in 1999. The Nominating Committee's sole function is to propose nominees for the position of director. In carrying out its responsibilities, the Nominating Committee will consider candidates suggested by other directors, employees and stockholders. Suggestions for candidates, accompanied by biographical material, may be sent to the Secretary of First Northern at the Corporation's principal corporate office.

    The Board of Directors held twelve meetings in 1999. During the period in the last fiscal year in which they served, all members of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served.


                              DIRECTOR COMPENSATION

MEETING FEES

    In 1999, the directors received $1,200 for each regular or special meeting of First Northern or the Savings Bank attended. Directors who are not officers of First Northern or the Savings Bank were also paid $125 per hour for each committee meeting attended. Only one fee is paid to each director for meetings held by both the First Northern and the Savings Bank Boards or committees on the same day. Effective in 2000, the regular and special meeting fees were increased to $1,250 per director except for the Chairman of the Board who now receives $1,500 for each regular or special meeting.

Director Stock Options

    On January 14, 2000, each non-employee director received a nonqualified stock option to purchase 3,600 shares of Common Stock under First Northern's 1999 Stock Plan, which was approved at the 1999 annual meeting of First Northern stockholders and replaced the 1994 Executive Stock Plan and the 1994 Directors' Stock Option Plan that expired in 1999. The options have an exercise price of $10.00 per share, equal to the fair market value of the shares on the date the options were granted. The options vest over a three-year period, one-third on each anniversary of the grant date, and expire 10 years after the date of grant. The exercise price of an option may be paid in cash, or, in the discretion of the Committee, in shares of Common Stock which have been beneficially owned by the optionee for at least six months prior to the time of exercise, valued at their fair market value determined as of the date of exercise, or in a combination thereof. In the event of death, disability or retirement, the options vest immediately and may be exercised in the following one-year period, but not later than the date on which the options would otherwise expire. In the event of a "corporate sale or change," as defined in the 1999 Stock Plan, all options then outstanding shall be immediately exerciseable in full and the Compensation Committee of the Board, which administers the 1999 Stock Plan, will take action as provided in the 1999 Stock Plan to preserve the benefits of the options or to require the options to be exercised within a specific number of days or be terminated. The previously announced pending acquisition of First Northern by Mutual Savings Bank would constitute a corporate sale or change.

    On the first business day in February of each year from 1995 to 1999, each person then serving as a non-employee director received a similar option to purchase 3,600 shares of Common Stock under the 1994 Directors' Stock Option Plan.

DEFERRED RETIREMENT PLAN FOR DIRECTORS

    In 1991, the Savings Bank adopted a Non-Qualified Deferred Retirement Plan for Directors (the "Directors' Deferred Retirement Plan"). In 1998, the Savings Bank modified the Directors' Deferred Retirement Plan's age plus full years of service requirement from a total of 75 to 70. Eligible directors under the Directors' Deferred Retirement Plan include persons serving as members of the Savings Bank Board and any director of an advisory board established by the Savings Bank if such person was a director of a predecessor institution and is designated by the Savings Bank as an eligible participant. Eligible directors who either terminate Board service for any reason after both attaining 62 years of age and completing at least nine full years of service on the Savings Bank Board or any such predecessor Board, or who terminate service before attaining age 62, but whose age plus full years of service equals or exceeds 70, will be entitled to a monthly retirement benefit of $1,000. The benefit will commence on the first day of the month following the later of (i) the date the eligible director attains age 62, (ii) the date such director terminates service on the Savings Bank Board, or (iii) the date the director terminates employment with the Savings Bank and its affiliates, and shall continue for 180 months or until the director's death, if earlier. If the eligible director dies after benefits have commenced, but prior to the receipt of 36 monthly payments, the benefit will continue to the director's beneficiary for the duration of the 36-month period.

    Under the Directors' Deferred Retirement Plan, any eligible director terminated for cause forfeits the right to receive any retirement benefit. Furthermore, directors who accept employment with another financial institution or holding company thereof will not be entitled to any retirement benefits otherwise payable under the Directors' Deferred Retirement Plan. The directors of the Savings Bank may amend or terminate the Directors' Deferred Retirement Plan at any time, provided that no amendment or termination may impair the rights of any individuals receiving benefits under the Directors' Deferred Retirement Plan on the date of such amendment or termination.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Philosophy and Objectives. First Northern's strategic compensation policies are determined by the Compensation Committee of the Board of Directors and are structured to attract, motivate and retain high caliber executives to ensure the future growth and profitability of First Northern. The Compensation Committee was comprised of three outside directors during 1999. No member of the Compensation Committee is a current or former officer or employee of First Northern or any of its subsidiaries. The Compensation Committee determines the components of total compensation for all personnel, establishes specific compensation levels for the executive officers and administers First Northern's bonus and executive stock plans.

    The Compensation Committee's executive compensation objectives and practices generally reflect First Northern's efforts to retain and motivate executive officers by providing a total compensation package which is competitive in the financial services industry and is based on corporate and individual performance. The Compensation Committee believes that compensation for First Northern's executive officers should exhibit a pay-for-performance orientation. Compensation for First Northern's executive officers currently consists of three components--base salary, bonus and stock options. The existing compensation structure has been designed to emphasize variable compensation through the use of incentive plans in order to encourage long-term growth in stockholder value and discourage unreasonable risk-taking to achieve short-term profits.

    It is part of First Northern's corporate mission to attract and retain a management and employee team with abilities recognized in the industry for a high degree of professionalism while providing a fair return to stockholders by maximizing profitability. Individual executive compensation is reviewed on an annual basis with emphasis placed on recognizing and rewarding executives based on performance, as measured by corporate and individual attainment of pre-set goals. Historically, the success of First Northern's compensation practices has been evidenced by lower-than-industry-average turnover, better-than-industry average net income and return on assets, and a net worth position far exceeding all regulatory requirements.

    Base Salary. First Northern's policy is to establish a base salary range for each executive officer position. Base salary range midpoints are established consistent with median base salaries paid to individuals who hold comparable positions at other financial and non-financial institutions as well as through an internal evaluation of the responsibilities of each position. Base salary may be adjusted from the median based on the degree of accomplishment of certain predetermined projects related to each executive's area of responsibility. The Compensation Committee utilizes comparative salary survey data from various local, state and national consulting firms, as well as from independent compensation consultants and other industry sources. In comparing other financial institutions, consideration is given to institution size, geographic location, organizational structure and financial performance. In addition, First Northern considers economic conditions and business climate in its primary market area so that it may successfully compete for a competent work force. Although a great deal of qualitative and quantitative performance criteria is reviewed, the Compensation Committee does exercise a certain amount of subjective evaluation in making executive compensation decisions.

    Annual Incentive Compensation. In addition to base salary, First Northern provides an incentive bonus program through the Savings Bank's Management Incentive Plan ("MIP"). The MIP is designed to reward the efforts of senior and middle-level management if certain levels of corporate and individual performance are attained. Compensation under the MIP is based on actual fiscal year operating results measured against predetermined financial performance goals established for First Northern and individual performance goals established for each participant. Generally, executive officer bonuses under the MIP are weighted 75% corporate performance and 25% individual performance. In recognition of his having primary responsibility for the financial success of First Northern, the Chief Executive Officer's bonus is based solely on corporate performance. Awards for corporate performance are made only if First Northern attains a specified profit threshold. The extent of any bonus award is based upon salary level and by the degree to which corporate and individual performance goals are attained. Participants in the MIP, the formula for payment of bonuses thereunder, and the corporate financial performance goals are designated annually by the Compensation Committee. For 1999, First Northern's targeted financial performance goal was based on its return on average assets ratio. Individual awards for each covered employee could range from 3.5% to 50% of base salary. Since First Northern's return on average assets ratio for 1999 exceeded the financial performance target and since earnings per share growth exceeded budget expectations, the actual range of bonuses paid for 1999 was 4.9% to 26.8% of covered employees' salaries.

    Long-Term Incentive Compensation. Based primarily on the executive's ability to influence First Northern's long-term growth and profitability, stock options are granted annually to executive officers as a long-term incentive benefit. In granting stock options, the Compensation Committee is guided by the number of previous stock options granted and a formula that estimates the five year compounded increase in the market price of First Northern Common Stock. The dollar value the executive would receive under his or her assigned tier in the MIP (assuming attainment of 100% of the target) is divided by the five year compounded increase in the market price of First Northern Common Stock to arrive at an approximate number of shares to be granted. The actual number of shares granted is adjusted based on a number of internal and external factors relating to corporate performance. All options are granted at the closing market price on the day of grant and vest over a three-year period. Since the value of an option bears a direct relationship to First Northern's performance as measured by stock price, the Compensation Committee believes that stock options are an effective incentive for executive officers to create value for stockholders. The Compensation Committee views stock options as an important component of its long-term performance based compensation strategy.

    Chief Executive Officer Compensation. The factors that are used to determine the Chief Executive Officer's annual base salary and incentive compensation are the same as those described above for all executive officers. In 1999, Mr. Meeuwsen had a base salary of $171,600, which the Compensation Committee determined to be appropriate based upon industry pay practices for chief executive officers. The bonus earned by Mr. Meeuwsen in 1999 under the MIP was 26.8% of his base salary, determined in the manner described above. Mr. Meeuwsen was also granted a stock option during the last fiscal year for 22,000 shares, in accordance with the formula described above.

       Thomas J. Lopina, Sr.         Robert B. Olson          J. Gus Swoboda
       Chairman
       Compensation Committee

Summary Compensation Table

    The following table sets forth information concerning the total compensation of the Chief Executive Officer and the other four most highly compensated executive officers for services in all capacities to First Northern and its subsidiaries for the last three fiscal years. All such compensation was paid by the Savings Bank.


                                                                                            Long-Term
                                                                                           Compensation
                                                                                           ------------
                                                                                              Awards
                                                                                              ------
                                                                                            Securities          All
                                                           Annual Compensation(1)           Underlying         Other
                                                           ----------------------          Options/SARs    Compensation
    Name and Principal Position             Year        Salary($)(2)     Bonus($)(3)          (#)(4)           ($)(5)
    ---------------------------             ----        ------------     -----------       ------------    ------------
Michael D. Meeuwsen........................ 1999          $186,000        $46,000             22,000          $18,475
President and CEO of Savings Bank           1998          $181,600        $49,000             20,000          $17,804
and First Northern                          1997          $172,400        $45,000             20,000          $15,944

Steven L. Wilmet........................... 1999           $87,350        $18,500             10,000          $ 8,993
Senior Vice President - Operations          1998           $84,050        $19,500              9,000          $ 8,503
and Branch Development of Savings           1997           $80,975        $22,000             10,000          $ 8,008
Bank

Richard E. Aicher.......................... 1999           $86,200        $18,000             10,000          $ 8,755
Senior Vice President - Lending of          1998           $82,900        $19,500              9,000          $ 8,251
Savings Bank                                1997           $79,600        $21,800             10,000          $ 7,768

Rick B. Colberg............................ 1999           $85,550        $18,000             10,000          $ 8,798
Senior Vice President, CFO and              1998           $82,250        $19,000              9,000          $ 8,335
Treasurer of Savings Bank; Vice             1997           $79,175        $21,800             10,000          $ 7,864
President, CFO and Treasurer of First
Northern

John E. Steinbrecker....................... 1999           $82,550        $17,800             10,000          $ 8,500
Senior Vice President-Retail Deposits       1998           $79,050        $18,500              9,000          $ 8,016
and Brokerage Services of Savings           1997           $75,575        $21,200             10,000          $ 7,520
Bank

-----------------

(1) While each of the named individuals received perquisites or other personal benefits in the years shown, the value of these benefits is not indicated, in accordance with Securities and Exchange Commission ("SEC") regulations, since they did not exceed, in the aggregate, the lesser of $50,000 or 10% of the individual's salary and bonus in any year.
(2) Includes any First Northern and/or subsidiaries Board of Directors' fees paid to the individual while serving as an executive officer.
(3) Annual bonus amounts are earned and accrued during the years indicated and paid at the beginning of the next calendar year.
(4) Consists of stock option grants. No stock appreciation rights ("SARs") were awarded during any of the years indicated.
(5) The dollar amounts reflect First Northern's contributions to the Savings Plan.

Employment and Retirement Arrangements

    Employment Agreements. The Savings Bank has employment agreements with the executive officers named in the Summary Compensation Table. Messrs. Meeuwsen's, Aicher's, Colberg's and Steinbrecker's agreements were entered into in 1990; Mr. Wilmet's agreement was entered into in 1994. The initial terms of the employment agreements are five years for Mr. Meeuwsen and three years for the other executives. Messrs. Meeuwsen's, Aicher's, Colberg's and Steinbrecker's employment agreements are automatically extended for an additional year on the annual anniversary date unless contrary written notice is given by either the Savings Bank or the executive. Mr. Wilmet's employment agreement can be extended for an additional year on each annual anniversary date upon agreement of the executive and affirmative action taken by the Savings Bank's Board of Directors. Each agreement has been extended on every anniversary date.

    Under the employment agreements, each executive officer is entitled to a base salary which is reviewed annually based upon individual performance and the financial results of the Savings Bank. The employment agreements also provide that the executive officers shall be eligible for incentive compensation pursuant to the MIP and be entitled to reimbursement of business expenses and other benefits and perquisites, in accordance with the Savings Bank's policies.

    The employment agreements can be terminated at the election of the executive officer or the Savings Bank at the expiration of the term, at any time for cause, upon the occurrence of certain events specified by federal statute or regulation, or as a result of the executive officer's retirement, disability or death. Each employment agreement can also be voluntarily terminated without cause by the executive officer or the Savings Bank during the term of the agreement. Each executive officer may also terminate his employment agreement under certain circumstances following a change in control.

    Upon termination of the executives' employment at their election at the expiration of the terms of the employment agreements, such executive officers are entitled to receive unpaid base salary and incentive compensation for the period of employment and compensation for accrued but unused vacation time. Upon termination of employment at the election of the Savings Bank at the expiration of the terms of their respective agreements, the executives are entitled to receive the same compensation as if they had voluntarily terminated at the end of the term as well as an amount equal to 100% of their annual base salary at the date of termination and certain benefits for a period of twelve months thereafter.

    Upon each executive officer's death or retirement, he or his personal representative, as the case may be, shall receive his earned but unpaid base salary and incentive compensation prorated to the end of the calendar month in which such termination occurs and compensation for accrued but unused vacation time. Each executive's employment agreement defines retirement to mean retirement in accordance with and pursuant to any retirement plan of the Savings Bank generally applicable to its executive officers or in accordance with any arrangements established with the executive's consent.

    If the executive officer terminates employment voluntarily during a term or he is terminated by the Savings Bank for cause, as defined in the employment agreements, the executive officer shall not be entitled to any compensation or benefits for any period after the date of termination. If during the term of any employment agreement, the Savings Bank terminates the executive officer without cause or the employment agreement is terminated by the executive officer for cause, the executive would be entitled to receive 100% of base salary at the time of termination until a date twelve months after the expiration of the then current term of employment, provided that such compensation may not exceed an amount equal to 60 months for Mr. Meeuwsen and 36 months for the other executives of base salary, respectively, along with unpaid base salary and incentive compensation and accrued but unused vacation time. Each executive officer would also continue to receive certain insurance and other benefits until twelve months after the end of the term of employment. The Savings Bank must also pay to each executive officer an additional lump sum cash payment if it terminates the executive officer without cause in an amount equal to the product of the Savings Bank's annual aggregate contributions for the benefit of the executive officer to all qualified retirement plans in the year preceding termination and the number of years in the initial term of their respective employment agreements.

    Under each employment agreement, the executive officer may also terminate employment following a change in control of the Savings Bank or First Northern under certain circumstances, including a reduction in compensation and benefits or responsibilities and duties. A change in control is defined to include, among other things, a change in the majority of directors of the Savings Bank or First Northern or an acquisition of a certain percentage of stock of the Savings Bank or First Northern or a successor in interest to the Savings Bank or First Northern. Upon any such termination as a result of a change in control, each executive officer has a right under their respective employment agreements to receive payments and benefits as if a termination by the Savings Bank without cause had occurred.

    The employment agreements provide that under no circumstances may the aggregate amount of all severance payments and termination benefits, computed on a present value basis, exceed an amount which would cause the payments to be characterized as parachute payments within the meaning of Section 280G(b)(2) of the Internal Revenue Code. That section generally defines parachute payments to include any severance payments and termination benefits which, on a present value basis, equal or exceed three times the executive officer's average annual total compensation over a five-year period immediately preceding the change in control transaction.

    Supplemental Retirement Agreements. In 1994, the Savings Bank entered into supplemental retirement agreements with Mr. Meeuwsen and certain of its other executive officers, including all of the executive officers named in the Summary Compensation Table, except Mr. Wilmet. In 1998, the supplemental retirement agreements were modified to reduce the vesting period. Previously, the sum of the executive officer's age and years of service was required to total 80, but now the sum of the executive officer's age and years of service must equal 70. Under these agreements, a supplemental retirement benefit will vest if the executive continues to be employed by the Savings Bank until the earlier of (i) such time as the sum of the executive officer's age and years of service total 70; (ii) a change in control of the Savings Bank or First Northern (as defined in the employment agreements); (iii) the executive officer's death; or (iv) the executive officer's total and permanent disability. No benefit is payable under the supplemental retirement agreements if such executive officers were to terminate their employment with the Savings Bank prior to the occurrence of any of the foregoing. When Messrs. Meeuwsen's, Aicher's, Colberg's and Steinbrecker's supplemental retirement benefits vest, they or their beneficiary will receive a total of 180 monthly payments of $7,472, $3,965, $2,646 and $3,531 per month, respectively, commencing on the first day of the month following the earlier of their respective attainment of age 65 or their death. If the supplemental retirement benefits commence prior to the executive's attainment of age 65 because of his death, or if the executive officer requests acceleration of his benefit payments (and the Compensation Committee consents to such acceleration), the amount of the monthly payment will be reduced to reflect a 6% discount rate compounded monthly. These supplemental retirement agreements are subject to the same parachute payment limitations that govern the employment agreements.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The table below sets forth information regarding stock option grants during the last fiscal year to the executive officers named in the Summary Compensation Table.

                                 Individual Grants (1)(2)
                                 ------------------------                                       Potential Realizable
                                                                                                  Value at Assumed
                                Number of      Percent of Total                                 Annual Rates of Stock
                                Securities       Options/SARs                                    Price Appreciation
                                Underlying        Granted to     Exercise or                     for Option Term(3)
                               Options/SARs      Employees in        Base       Expiration      ---------------------
         Name                   Granted(#)        Fiscal Year    Price ($/sh)      Date          5%($)        10%($)
         ----                   ----------        -----------    ------------   ----------       -----        ------
    Michael D. Meeuwsen           22,000             25.0%         $12.50        1/14/2009      $172,975     $438,350
    Steven L. Wilmet              10,000             11.4%         $12.50        1/14/2009      $ 78,625     $199,250
    Richard E. Aicher             10,000             11.4%         $12.50        1/14/2009      $ 78,625     $199,250
    Rick B. Colberg               10,000             11.4%         $12.50        1/14/2009      $ 78,625     $199,250
    John E. Steinbrecker          10,000             11.4%         $12.50        1/14/2009      $ 78,625     $199,250

-----------------
(1)      No SARs were granted during 1999.
(2) The stock option/SAR plans are administered by the Compensation Committee of the Board of Directors which designates the persons to be granted options/SARs, the type of option and the date of grant. The Compensation Committee also determines the number of shares subject to such options, the option price and the time or times at which each option will first become exercisable in whole or in part. The table reflects grants of stock options on January 14, 1999 pursuant to the 1994 Executive Stock Plan. The options are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), to the extent permitted by the Code; any options not meeting such requirements will be treated as non-qualified stock options. The per share option exercise prices are 100% of the fair market value of First Northern Common Stock on the date of grant and the term of each option is ten years. Options granted become exercisable in one-third increments in each year, beginning one year after the date of grant. Subject to the limitations of the 1994 Executive Stock Plan, the Compensation Committee, in its discretion, may modify, extend or renew any option/SAR granted. Upon the death, disability or retirement of the grantee or a change in control of First Northern, these options will become immediately exercisable.
(3) The dollar amounts in these columns are the result of calculations at the 5% and 10% stock appreciation rates set by the SEC and, therefore, do not forecast possible future appreciation, if any, of First Northern's Common Stock price.

Option Exercises and Year-END VALUES

         The table below sets forth information concerning stock option exercises during the last fiscal year and the number and value of options outstanding at the end of the last fiscal year for the executive officers named in the Summary Compensation Table.


                                    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                         AND FISCAL YEAR-END OPTION/SAR VALUES(1)
--------------------------------------------------------------------------------------------------------------------
                                                                            NUMBER OF
                                                                            SECURITIES
                                                                            UNDERLYING         VALUE OF UNEXERCISED
                                                                           UNEXERCISED            IN-THE-MONEY
                                                                         OPTIONS/SARS AT        OPTIONS/SARS AT
                                     SHARES                             FISCAL YEAR-END(#)    FISCAL YEAR-END ($)(2)
                                   ACQUIRED ON           VALUE          ------------------    ----------------------
            NAME                   EXERCISE (#)       REALIZED ($)         EXERCISABLE/            EXERCISABLE/
            ----                   ------------       ------------        UNEXERCISABLE           UNEXERCISABLE
                                                                        ------------------    ----------------------
    Michael D. Meeuwsen               9,760             $ 82,374           118,000/42,000          $419,246/$8,300

    Steven L. Wilmet                  4,600             $ 49,358            27,217/19,333           $77,226/$4,150

    Richard E. Aicher                 1,512             $ 13,139            47,467/19,333          $154,361/$4,150

    Rick B. Colberg                   6,518             $ 49,534            50,967/19,333          $175,799/$4,150

    John E. Steinbrecker               -0-                 -0-              32,667/19,333           $65,215/$4,150

-----------------

(1)      No SARs are outstanding.
(2) Based on the $9.625 market price of First Northern Common Stock on The Nasdaq Stock Market, Inc.'s ("NASDAQ") National Market at the end of the fiscal year.

                                PERFORMANCE GRAPH

          Set forth below is a line graph comparing the cumulative total stockholder return on First Northern Common Stock, based on the market price of the Common Stock and assuming reinvestment of cash dividends, with the cumulative total return of U.S. companies on the NASDAQ Stock Market Index, the NASDAQ Bank Stocks Index and the SNL Midwest Thrift Index. The graph assumes $100 was invested on December 31, 1994 in First Northern Common Stock, the NASDAQ Stock Market (U.S.) Index, the NASDAQ Bank Stocks Index and the SNL Midwest Thrift Index. In the future, First Northern intends to delete the NASDAQ Bank Stocks Index and replace it with the SNL Midwest Thrift Index as First Northern believes that the SNL Midwest Thrift Index more accurately depicts other financial institutions that are similar to First Northern.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


                                  [LINE GRAPH]


Stock/Index                     12/31/94     12/31/95    12/31/96    12/31/97    12/31/98      12/31/99
-----------                     --------     --------    --------    --------    --------      --------
First Northern                   $100.00      $146.14     $149.35     $265.17     $226.53       $194.31
Common Stock

NASDAQ Stock                      100.00       141.33      173.89      213.07      300.25        542.43
Market (U.S.)

NASDAQ Bank                       100.00       149.00      196.73      329.39      327.10        314.60
Stocks

SNL Midwest Thrift                100.00       151.14      190.42      306.89      283.55        235.73

                                     15

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Thomas J. Lopina, Sr., Robert B. Olson and J. Gus Swoboda, members of the Compensation Committee, each have outstanding loans from the Savings Bank in an aggregate amount exceeding $60,000. As of January 1, 1997, Mr. Lopina's outstanding loans were converted to the Savings Bank's pre-FIRREA policy. (See "Certain Transactions with First Northern.") Mr. Lopina has a mortgage loan that originated on June 23, 1993 in the amount of $110,000, with a balance of $94,218 at December 31, 1999, a current interest rate of 4.75% (also 4.75% during 1999) and a note rate of 6.25%. Mr. Olson's loans include a mortgage loan that originated on July 31, 1997, in the amount of $160,000, with a balance of $146,092 at December 31, 1999 with a current interest rate of 4.75% (also 4.75% during 1999) and note rate of 7.375% and a mortgage loan that originated on September 29, 1998, in the amount of $100,000 with a balance of $92,328 at December 31, 1999 with a current interest rate and note rate of 6.875%. Mr. Swoboda has a mortgage loan that originated on April 13, 1998 in the amount of $170,000, with a balance of $152,053 at December 31, 1999, with a current interest rate of 4.75% (also 4.75% during 1999) and a note rate of 6.875%. Such loans were made in the ordinary course of business and do not involve more than the normal risk of collectability or present other unfavorable features. For a description of First Northern's policies with respect to loans to officers, directors and employees, see "Certain Transactions with First Northern."


                    CERTAIN TRANSACTIONS WITH FIRST NORTHERN

         Through the Savings Bank, First Northern makes home mortgage and consumer loans to its and its subsidiaries' officers, directors and employees in the ordinary course of its business. Prior to the August 9, 1989 passage of the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA"), adjustable interest rate mortgage loans were originated at current market rates but modified to a rate rounded up to the nearest 0.25% above the Savings Bank's cost of money and the borrowers were not charged loan origination fees (other than reimbursement of out-of-pocket costs). Under such loans, if the employment of the borrower terminates, and the then-current employee interest rate is below the note rate, the interest rate reverts to the rate provided for in the mortgage note. Upon the passage of FIRREA, any executive officer or director obtaining a loan from the Savings Bank was required to pay the current market rate and associated originating fees. Other officers and employees were not subject to FIRREA's restrictions. Effective November 8, 1996, regulations affecting loans to directors and executive officers were changed to allow such loans on the same terms and conditions offered to other employees as part of a benefits and compensation package. Accordingly, on January 1, 1997, the Savings Bank reinstated its pre-FIRREA policy for all employees and directors. Under its present policy, all directors, officers and employees receive the above-described modified loan rates and are not charged loan origination fees (other than reimbursement of out-of-pocket costs). Management believes that the loans made to directors, officers and employees do not involve more than the normal risk of collectability or present other unfavorable features.

         The following table sets forth certain data relating to existing loans to directors and executive officers of First Northern where the aggregate amount of such loans exceeded $60,000 at any time since January 1, 1998 and the interest rate was below that offered to all other customers for comparable transactions. (See "Compensation Committee Interlocks and Insider Participation" with respect to loans to Messrs. Lopina, Olson and Swoboda).

                                                                                               INTEREST
                                                               ORIGINAL         BALANCE     RATE DURING
    NAME AND                                    DATE OF        AMOUNT OF         AS OF      LAST FISCAL      NOTE
    POSITION                      TYPE           LOAN          LOAN (1)        12/31/99         YEAR         RATE
    ---------                     ----          ------         --------        --------     ------------     ----
Richard E. Aicher               Mortgage        03/31/88       $115,000        $ 78,956       4.75%(2)        8.75%
Senior Vice President-          Second
Lending, Savings Bank           Mortgage        01/06/98         45,000          36,721       5.75(3)         6.00
                                Second
                                Mortgage        09/03/99         86,000          43,137       8.50(3)          (5)


                                                                                               INTEREST
                                                               ORIGINAL         BALANCE     RATE DURING
    NAME AND                                    DATE OF        AMOUNT OF         AS OF      LAST FISCAL         NOTE
    POSITION                      TYPE           LOAN          LOAN (1)        12/31/99         YEAR            RATE
    ---------                     ----          ------         --------        --------     ------------        ----
Marla J. Carr                   Mortgage        03/20/89        131,800          67,614       4.75(2)           9.75
Senior Vice President-
Human Resources and
Secretary of Savings Bank;
Vice President and Secretary
of First Northern

Rick B. Colberg                 Mortgage        07/20/98        110,000         100,999       6.25              6.875
Senior Vice President, CFO
and Treasurer of Savings
Bank; Vice President, CFO
and Treasurer of First Northern

Dale J. Darmody                 Mortgage        05/13/99        136,000         135,252       6.50              6.50
Senior Vice President of        Second
Branch Development of           Mortgage        04/01/99         17,000             -0-       8.50(3)            (5)
Savings Bank

Michael D. Meeuwsen             Mortgage        02/24/97        156,000         117,629       4.75(2)           7.25
President and CEO of            Second
Savings Bank and First Northern Mortgage        07/11/91        100,000          39,397       8.50(3)            (4)

Steven L. Wilmet                Mortgage        06/16/97        130,000         124,777       4.75(2)           7.25
Senior Vice President-          Second
Operations and Branch           Mortgage        06/16/97         18,000          16,873       8.50(3)            (4)
Development of Savings Bank

Howard M. Frankenthal           Mortgage        03/18/88        300,000         193,878       4.75(2)           7.75
Director

Richard C. Smits                Mortgage        09/16/77         40,000             -0-       4.78              8.25
Director                        Second
                                Mortgage        10/19/98        100,000             -0-       7.75(4)            (4)
                                Mortgage        02/02/98        194,900         192,740       4.75(2)           6.25

----------------

(1) The largest unpaid balance during 1999 was less than the original amount of the respective loan.
(2) On January 1, 2000, in accordance with First Northern's mortgage loan policy for directors, officers and employees, the interest rate on mortgage loans for officers and directors is 4.75%.
(3) First Northern has a consumer loan policy for directors, officers and employees in which interest rates (varies with the type of loan) are indexed to First Northern's cost of funds or prime interest rate.
(4)      The note interest rate is prime interest rate plus 2.00%.
(5) The note interest rate is prime interest rate plus an index which varies with the dollar amount used.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the federal securities laws, First Northern's directors, its executive officers and any person holding more than 10% of the Common Stock are required to report their initial ownership of the Common Stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established and First Northern is required to disclose in this Proxy Statement any failure to file such reports by these dates during the last year. We believe all of these filing requirements were satisfied during the year ended December 31, 1999, except that Marla J. Carr, an executive officer of First Northern filed one report that incorrectly reported one transaction which was subsequently amended to accurately report the transaction. In 1998, James L. Elbe, the Controller of First Northern, filed an initial ownership report which inadvertently omitted his beneficial ownership of shares of First Northern Common Stock in his Savings Plan account. In making these disclosures, First Northern has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission. There are no known 10% beneficial owners.


                                    AUDITORS

         On September 9, 1999, the Audit Committee of the Board of Directors recommended to the Board of Directors the replacement of Ernst & Young LLP with Wipfli Ullrich Bertelson LLP as First Northern's independent certified public accountants for the year ended December 31, 1999. On September 16, 1999, the Board of Directors accepted and approved the Audit Committee's recommendation. Ernst & Young LLP was notified of its dismissal, and Wipfli Ullrich Bertelson LLP of its engagement, on September 22, 1999. During 1997 and 1998 and through September 22, 1999, (a) there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused that firm to make reference to the subject matter of the disagreement in connection with its report and (b) there were no "reportable events" (as defined in SEC Regulation S-K Item 304(a)(1)(v)). Ernst & Young LLP's report on First Northern's financial statements for 1997 and 1998 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

         The Board of Directors, acting on the recommendation of the Audit Committee, has appointed the firm of Wipfli Ullrich Bertelson LLP as independent auditors to audit the books and accounts of First Northern for 2000. Representatives of Wipfli Ullrich Bertelson LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.


                              STOCKHOLDER PROPOSALS

         Stockholder proposals must be received by the Secretary of First Northern, Ms. Marla J. Carr, no later than November 22, 2000 in order to be considered for inclusion in next year's annual meeting proxy materials pursuant to SEC Rule 14a-8. Stockholders wishing to propose any floor nominations for director or floor proposals at the 2001 annual meeting without inclusion of such proposals in First Northern's proxy materials must provide notice thereof containing certain specified information as required by the Bylaws to First Northern's Secretary so as to be received at least 70 days and not more than 100 days prior to the scheduled date of such annual meeting in order for such notice to be considered timely under the Bylaws and the SEC's proxy rules.

                                            By Order of the Board of Directors

                                            /s/ Marla J. Carr
                                            ----------------------------------
                                            Marla J. Carr
                                            Vice President and Secretary

Green Bay, Wisconsin
March 22, 2000


    A COPY (WITHOUT EXHIBITS) OF FIRST NORTHERN'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 1999 IS ATTACHED TO THIS PROXY STATEMENT. FIRST NORTHERN WILL PROVIDE AN ADDITIONAL COPY OF THE 10-K WITHOUT CHARGE TO ANY RECORD OR BENEFICIAL OWNER OF FIRST NORTHERN COMMON STOCK ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO: MARLA J. CARR, VICE PRESIDENT AND SECRETARY, FIRST NORTHERN CAPITAL CORP., 201 NORTH MONROE AVENUE, P.O. BOX 23100, GREEN BAY, WISCONSIN 54305-3100.

                          FIRST NORTHERN CAPITAL CORP.
          PROXY/VOTING INSTRUCTIONS FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints J. Gus Swoboda and Michael D. Meeuwsen, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and to vote all shares of common stock which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of First Northern Capital Corp. ("First Northern") to be held at the Holiday Inn City Centre, 200 Main Street, Green Bay, Wisconsin, at 10:00 a.m., Central Time, on Wednesday, April 26, 2000, or at any adjournment thereof, as follows, hereby revoking any proxy previously given:

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED, THIS PROXY
                         WILL BE VOTED "FOR" PROPOSAL 1.

                           (SEE REVERSE SIDE TO VOTE)

                          FIRST NORTHERN CAPITAL CORP.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS





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
                                                         (SEE REVERSE SIDE)
                                      \/ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED \/
------------------------------------------------------------------------------------------------------------------------------------

                                            FIRST NORTHERN CAPITAL CORP. 2000 ANNUAL MEETING

1.  ELECTION OF DIRECTORS: 1.  THOMAS J. LOPINA, SR.   2.  ROBERT B. OLSON  |_| FOR all nominees       |_| WITHHOLD AUTHORITY
                                                                                listed to the left         to vote for all nominees
                                                                                (except as specified       listed to the left.
                                                                                below).



(Instructions: To withhold authority to vote for any individual nominee, write the number(s)                   -------------------
 of the nominee(s) in the box provided to the right).                                          ->   ->   ->   |                   |
                                                                                                              |                   |
                                                                                                               -------------------

2.  In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the Annual
    Meeting or any adjournment thereof, all as described and set forth in the Notice and Proxy Statement relating to the Annual
    Meeting, receipt of which are hereby acknowledged.

    If you hold shares of First Northern common stock in First Northern's Dividend Reinvestment Plan or First Northern Savings Bank,
    S.A.'s 401(k) Savings Plan, this proxy constitutes voting instructions for any shares so held by the undersigned.



Check box to                     Date                                               NO. OF SHARES
Indicate Address Change. |_|         ------------------------------
Indicate changes below:                                                          ------------------------------------------------
                                                                                |                                                |
                                                                                |                                                |
                                                                                |                                                |
                                                                                |                                                |
                                                                                 ------------------------------------------------



                                                                                 SIGNATURE(S) IN BOX
                                                                                 Please sign exactly as your name appears hereon.
                                                                                 When shares are held by joint tenants, both
                                                                                 should sign. When signing as attorney, executor,
                                                                                 administrator, trustee or guardian, please give
                                                                                 full title as such. If a corporation, please sign
                                                                                 in full corporate name by President or other
                                                                                 authorized officer. If a partnership, please sign
                                                                                 in partnership name by an authorized person.
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